CONSENT OF INDEPENDENT
                   CERTIFIED PUBLIC ACCOUNTANTS





Perma-Fix Environmental Services, Inc.
Gainesville, Florida


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 11, 1997, except for Note 15 which is as of October 7, 1997, relating to the consolidated financial statements and schedule of Perma-Fix Environmental Services, Inc. appearing in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1996.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                   /s/ BDO Seidman, LLP

                                   BDO Seidman, LLP

Orlando, Florida
December 22, 1997